WIRELESS DATA SOLUTIONS
 AMENDMENT TO FORM 8K
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment to Form 8-K Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: 03/27/03
Date of Earliest Event Reported: 03/27/03


WIRELESS DATA SOLUTIONS, INC.
(Name of small business issuer as specified in its charter)
Commission file number 333-47395


        Utah                                93-0734888
(State of Incorporation)        (I.R.S. Employer Identification No.)


2233 Roosevelt Road
Suite #5
St. Cloud, MN 56301
(Address of principal executive offices)
(320) 203-7477
(Issuer's telephone number)






WIRELESS DATA SOLUTIONS, INC. Changes to FORM 8K


This amendment to Form 8K was filed to correct the following item:



Wireless Data Solutions Balance Sheet for fiscal 2002 contained an error, which was corrected. The line item accounts payable and accrued expenses were inadvertently misstated. Consequently the numbers presented would not equal the total liabilities. The totals were correct. The corrected, page is presented as part of this filing.













                  WIRELESS DATA SOLUTIONS, INC. AND SUBSIDIARY
Consolidated Balance Sheet
September 30,2002


Assets

Current Assets                                       2002		2001
                                                   (unaudited)  (Audited)

    Cash and Cash Equivalents	                       $75,121    $12,001
    Trade Accounts receivable, net off estimated
    Allowance for doubtful accounts of $64,478         96,113    134,155
    Inventory                                          79,617    124,541
    Prepaid Expenses                                        -      4,848

                         Total Current Assets         $250,851   275,545


Property and Equipment

    Office Fixtures and Equipment                     72,049     59,155
    Leasehold Improvements                                 -     12,894

     Less:  Accumulated Depreciation                 52,807      36,515

                  Net Property and Equipment          19,241     35,534

Other Assets

   Security Deposits                                   5,636     5,636

                               Total Assets          $275,728    $316,715



      Liabilities and Stockholder's Equity (Deficiency)


Current Liabilities:
    Note Payable-Stockholder                        $50,000     $50,000
    Accounts Payable and accrued expenses            223,840     313,269
    Advance from Customers                              -       5,828
    Other Current Liabilities                         8,667     3,665

			Total Current Liabilities          282,507    372,762

Other Liabilities:
    Due to Officers                                   21,336    20,596

				    Total Liabilities        303,843    393,358

Minority interests in consolidated subsidiaries      20,000     20,000





Commitment and Contingencies

Stockholders Equity
      Preferred Stock, $.002 par value; 3,000,000 shares
	authorized; no shares issued or outstanding          -        -
      Common Stock, $.001 par value; 25,000,000shares
	authorized; 15,142,434 issued	                    15,142     10,967
      Common Stock to be issued                        410,126    593,729
      Additional Paid in Capital                      2,373,962   2,026,534
      Accumulated Deficit                            (2,847,345)  (2,727,873)

			Total Stockholder's Deficiency       (48,115)   (96,643)

	Total Liabilities and Stockholder Deficiency     $275,728   $316,715


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 27, 2003 WIRELESS DATA SOLUTIONS, INC.

/s/ Patrick Makovec

							    Patrick Makovec
							    Chairman of the Board